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                                                                    EXHIBIT 23.1

                                         COOPERS & LYBRAND L.L.P.


                                         a professional services firm

COOPERS & LYBRAND LOGO



                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the inclusion in this registration statement on Form SB-2, as amended, of our report dated July 11, 1997, except for the subsequent event paragraph of Note 3 for which the date is November 20, 1997, on our audits of the combined financial statements of Rockwell Medical Supplies, L.L.C. and Rockwell Transportation, L.L.C. and our report which includes an explanatory paragraph related to the uncertainty of the Company's ability to continue as a going concern, dated November 20, 1997 on our audit of the consolidated financial statements of Rockwell Medical Technologies, Inc. We also consent to the reference to our Firm under the caption "Experts".

COOPERS & LYBRAND LLP

Detroit, Michigan

January 22, 1998